UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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International Rectifier Corporation
(Name of Registrant as Specified In Its Charter)

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This filing consists of the following document:

•                  A presentation to employees given on August 21, 2014 by Oleg Khaykin, President and Chief Executive Officer of International Rectifier Corporation, relating to the proposed transaction between International Rectifier Corporation and Infineon Technologies AG (Exhibit 1).

Forward-Looking Statements

This document includes statements that constitute “forward-looking statements”, which may be identified by words such as ‘will’, ‘expect’, ‘should’, ‘could’, ‘shall’ and similar expressions. These statements are subject to risks and uncertainties concerning Infineon Technologies AG’s (“IFX”) proposed acquisition of International Rectifier and actual results and events could differ materially from what presently is expected. The potential risks and uncertainties include the possibility that the transaction will not close or that the closing may be delayed; the possibility that the conditions to the closing of the transaction may not be satisfied; the risk that competing offers will be made; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; general economic conditions; conditions in the markets IFX and International Rectifier are engaged in; behavior of customers, suppliers and competitors (including their reaction to the transaction); and specific risk factors discussed in other releases and public filings made by International Rectifier (including its filings with the Securities and Exchange Commission (“SEC”)). This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this press release, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, International Rectifier will file a proxy statement with the SEC. INTERNATIONAL RECTIFIER STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by International Rectifier with the SEC at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents filed by International Rectifier with the SEC may also be obtained for free from the Investor Relations section of International Rectifier’s web site (www.irf.com) or by contacting International Rectifier investor relations by mail at Attn: Investor Relations, 101 North Sepulveda Boulevard, El Segundo, California 90245.

International Rectifier and its directors, executive officers and other members of its management may be deemed to be participants in the solicitation of proxies from International Rectifier’s stockholders in connection with the proposed transaction.  Information concerning the interests of International Rectifier’s participants in the solicitation, which may be different than those of International Rectifier’s stockholders generally, is set forth in International Rectifier’s proxy statement relating to its 2013 annual meeting of stockholders filed with the SEC on September 25, 2013 and in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2014 filed with the SEC on August 20, 2014.  Additional information regarding the interests of those deemed participants in the proposed transaction will be included in the proxy statement in connection with the proposed transaction and other relevant documents to be filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and International Rectifier’s website at www.irf.com.

International Rectifier

IMPORTANT INFORMATION – Information will be filed with the SEC In connection with the proposed transaction, International Rectifier will file a proxy statement with the Securities and Exchange Commission (SEC). INTERNATIONAL RECTIFIER STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by International Rectifier with the SEC at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents filed by International Rectifier with the SEC may also be obtained for free from the Investor Relations section of International Rectifier’s web site (www.irf.com) or by contacting International Rectifier investor relations by mail at Attn: Investor Relations, 101 North Sepulevda Boulevard, El Segundo, California 90245. International Rectifier and its directors, executive officers and other members of its management may be deemed to be participants in the solicitation of proxies from International Rectifier’s stockholders in connection with the proposed transaction. Information concerning the interests of International Rectifier’s participants in the solicitation, which may be different than those of International Rectifier’s stockholders generally, is set forth in International Rectifier’s proxy statement relating to its 2013 annual meeting of stockholders filed with the SEC on September 25, 2013 and in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2014 filed with the SEC on August 20, 2014. Additional information regarding the interests of those deemed participants in the proposed transaction will be included in the proxy statement in connection with the proposed transaction and other relevant documents to be filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and International Rectifier’s website at www.irf.com. This Presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate. These forward-looking statements involve risks, uncertainties and assumptions. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the factors that may cause actual results to differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinion only as of the date hereof. We undertake no duty or obligation to revise these forward-looking statements. Readers should carefully review the risk factors described in this document as well as in other documents we file from time to time with the Securities and Exchange Commission. 2

3 Agenda Background The companies Strategic rationale Top questions

Background on today’s announcement Infineon to acquire International Rectifier Offer price of $40 per share 100% cash consideration Total value approximately $3 billion Combined last 12 months of revenue of both companies was about $6 billion What’s next? Deal is anticipated to close at the end of calendar year 2014 or in the beginning of calendar year 2015 and is subject to regulatory approvals in various jurisdictions, customary closing conditions and approval by our stockholders Until then, IR will continue to operate as we always have – business as usual Customers, vendors and stockholders have been notified and follow-up is in progress 4 Power Management Leaders

The companies

Infineon	IR
Infineon: A leader in semiconductors and system solutions that addresses three central challenges: energy efficiency, mobility and security	IR: World leader in power management technology for data centers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems.
HQ: Neubiberg, Germany	HQ: El Segundo, CA
Geographies: Europe, North America and Asia	Geographies: North America, Asia and Europe
Product Lines: Power, ASICs, Automotive ICs, ESD & EMI and Microcontrollers	Product Lines: (Power) MOSFETs, IGBTs, Power Modules, Digital Power Management ICs, High Reliability Products
Employees: ~ 26,000	Employees: ~ 4,500
Revenue: Last 12 months ~$5 billion	Revenue: Last 12 months ~$1.1 billion

IR International Rectifier 5

Strategic rationale 6 Enhances technological leadership in power management Increases global footprint and customer coverage Increases scale Strategically and financially compelling transaction Power Management Leaders

Strategic rationale behind the acquisition Rich heritage and focus on technology innovation at both companies Increased R&D scale to accelerate technology innovation and adoption Highly complementary product portfolios Customers will have access to a broad offering of innovative, industry-leading products: MOSFETS, IGBTs, modules, digital power management ICs and GaN Opportunity to outgrow key end markets Increased focus on attractive end markets such as servers, industrial and automotive Technological leadership position in power management 7 Power Management Leaders

Common questions and concerns What does this mean for me? What happens to compensation and benefits? Will there be layoffs as a result of this transaction? What are the plans to integrate the two companies? Who will manage the new company? Will IR’s organization structure change? Will we still finalize the annual performance assessment? Will there still be an opportunity for raises and promotions? Will we still get bonuses? Where can I get more information? 8